POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed on November 3, 2009 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/: Bradley J. Skapyak                                                                        November 7, 2012

Bradley J. Skapyak

President (Principal Executive Officer)

/s/: James Windels                                                                               November 7, 2012

James Windels

Treasurer (Principal Financial and Accounting Officer)

/s/: Joseph S. DiMartino                                                                        November 7, 2012

Joseph S. DiMartino

Board Member, Chairman of the Board

/s/: Clifford L. Alexander                                                                    November 7, 2012

Clifford L. Alexander

Board Member

/s/: Francine Bovich                                                                             November 7, 2012

Francine Bovich

Board Member

/s/: Peggy Davis                                                                                   November 7, 2012

Peggy Davis

Board Member

/s/: Diane Dunst                                                                                  November 7, 2012

Diane Dunst

Board Member

/s/: Ernest Kafka                                                                                  November 7, 2012

Ernest Kafka

Board Member

/s/: Nathan Leventhal                                                                            November 7, 2012

Nathan Leventhal

Board Member

/s/: Robin A. Melvin                                                                            November 7, 2012

Robin A. Melvin

Board Member

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On October 30, 2012 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/: Loretta Johnston Notary Public

EXHIBIT A

Dreyfus Appreciation Fund, Inc.

Dreyfus BASIC Money Market Fund, Inc.

Dreyfus Municipal Bond Opportunity Fund

Dreyfus New York AMT-Free Municipal Bond Fund

Dreyfus Premier Worldwide Growth Fund, Inc.

Dreyfus State Municipal Bond Funds

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

General New York Municipal Money Market Fund